UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 8, 2007

                               ACADIA REALTY TRUST
             (Exact name of registrant as specified in its charter)

          Maryland                      1-12002                   23-2715194
      (State or other                 (Commission              (I.R.S. Employer
jurisdiction of incorporation)        File Number)           Identification No.)


                             1311 Mamaroneck Avenue
                                    Suite 260
                          White Plains, New York 10605
               (Address of principal executive offices) (Zip Code)

                                 (914) 288-8100
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported on a Form 8-K filed on December 11, 2006, Acadia Realty Trust, a Maryland real estate investment trust (the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchasers") for the sale by the Company and the purchase by the Initial Purchasers of $100 million aggregate principal amount of 3.75% Convertible Notes due 2026 (the "Notes"), which closed on December 11, 2006. The Purchase Agreement also granted the Initial Purchasers a 30-day option to purchase up to an additional $15 million aggregate principal amount of the Notes.

On January 8, 2007, the Initial Purchasers exercised their option pursuant to the Purchase Agreement to purchase an additional $15 million aggregate principal amount of the Notes. The net proceeds from the sale of the additional Notes, after deducting the Initial Purchasers' discount and estimated offering expenses, were approximately $14.7 million.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ACADIA REALTY TRUST
                                                 (Registrant)


     Date: January 18, 2007                  By:    /s/ Michael Nelsen
                                                    ------------------
                                             Name:  Michael Nelsen
                                             Title: Sr. Vice President and Chief
                                                    Financial Officer